Exhibit 99.1

NEWS RELEASE

Media Contacts:

Doug Kline

Sempra Energy

(877) 866-2066

www.sempra.com

Financial Contacts:

Jeff Martin/Karen Sedgwick

Sempra Energy

(877) 736-7727

SEMPRA ENERGY REPORTS HIGHER

THIRD-QUARTER 2006 EARNINGS

  Company Reports $332 Million in Income From Continuing Operations, Excluding Asset Sales
  Earnings Guidance Raised for 2006

SAN DIEGO, Nov. 2, 2006 - Sempra Energy (NYSE: SRE) today reported earnings of $653 million, or $2.49 per diluted share, in the third quarter 2006, up from $221 million, or $0.86 per diluted share, in the same period last year.  Third-quarter 2006 earnings included income of $110 million from discontinued operations, compared with $5 million in the prior-year period.

Income from continuing operations in the third quarter 2006 was $543 million, or $2.07 per diluted share.  Continuing operations included a $211 million gain from the sale of several Texas power plants.  Excluding the impact of these asset sales, third-quarter 2006 income from continuing operations was $332 million, or $1.27 per diluted share.

Third-quarter 2005 net income benefited from several one-time items totaling $141 million, offset by a $189 million after-tax effect from an increase in litigation reserves.

For the first nine months of 2006, Sempra Energy's earnings were $1.28 billion, or $4.92 per diluted share, compared with $565 million, or $2.26 per diluted share, during the same period in 2005.  Excluding the impact of the sale of the Texas power plants, nine-month income from continuing operations in 2006 was $758 million, or $2.91 per diluted share.

"Our strategy is to grow both our natural gas infrastructure businesses and our California utilities, while divesting non-core assets," said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  "Execution of this plan has been very successful to date.  Given our strong results through the first nine months of the year, we are increasing our earnings guidance for 2006."

Felsinger said the company has raised its 2006 earnings guidance to a range of $3.50 per share to $3.70 per share from continuing operations, excluding gains on asset sales, from the previous range of $3.40 per share to $3.60 per share.

Sempra Energy's revenues in the third quarter 2006 were approximately $2.7 billion, unchanged from the year-ago quarter.

OPERATING HIGHLIGHTS

Sempra Utilities

Third-quarter net income for Southern California Gas Co. (SoCalGas) rose to $61 million in 2006 from $36 million last year.  In the prior-year's quarter, SoCalGas recorded a $53 million after-tax increase in litigation reserves, partially offset by an $18 million benefit from the resolution of prior-years' tax issues.

San Diego Gas & Electric (SDG&E) had net income of $70 million in the third quarter 2006, compared with $102 million in the same quarter last year.  In the third quarter 2006, SDG&E benefited from a favorable regulatory outcome and contributions from its new Palomar Energy Center.  In the year-ago quarter, SDG&E recorded a $39 million  benefit from the resolution of prior-years' tax issues and a $27 million benefit from an electric-transmission cost settlement, offset by the effect of a $27 million after-tax increase in litigation reserves.

In August 2006, the California Independent System Operator, the agency that manages the state's power grid, endorsed SDG&E's proposal to build Sunrise Powerlink, a major new transmission line.  The project, if approved by the California Public Utilities Commission, will be built and placed into service in 2010.

Sempra Commodities

Sempra Commodities' third-quarter net income was $105 million in 2006, compared with $161 million last year.  In the third quarter 2005, Sempra Commodities had a $16 million benefit from the resolution of prior-years' tax issues and a $38 million after-tax gain related to asset sales, partially offset by the effect of a $14 million after-tax increase in litigation reserves.  During the recent quarter, Sempra Commodities' results in natural gas, power marketing and metals were strong, while margins in its petroleum marketing business were lower.

Sempra Generation

Net income for Sempra Generation in the third quarter 2006 was $265 million, up from $24 million in the third quarter 2005.  In the recent quarter, Sempra Generation benefited from a net gain of $211 million from the sale of the company's 50-percent stake in several Texas power plants, as well as lower project-development and operating costs.  Third-quarter 2005 earnings were affected by $19 million from temporary mark-to-market losses on forward sales.

Sempra Pipelines & Storage

Third-quarter net income for Sempra Pipelines & Storage was $19 million in 2006, unchanged from the prior-year's quarter.

During the recent quarter, Sempra Pipelines & Storage and ProLiance Transportation and Storage, LLC, announced they acquired three existing salt caverns representing 10 billion cubic feet (Bcf) to 12 Bcf of potential natural gas storage capacity and more than 150 acres of property in Cameron Parish, La.  Once developed, the newly acquired property and caverns would become an extension of Liberty Gas Storage -- a nearby natural gas storage facility the two companies currently are constructing.

Sempra LNG

Sempra LNG reported a loss of $13 million in the third quarter 2006, compared with a loss of $5 million in the same quarter last year.

Construction on Sempra LNG's Mexico receipt terminal -- planned to be operational in 2008 -- is now more than 50-percent complete.  Sempra LNG's Louisiana receipt terminal also is under construction and on schedule for completion in late 2008.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with key company executives.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (706) 645-9291 and entering the passcode, 9434558.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2005 revenues of $11.7 billion.  The Sempra Energy companies' 14,000 employees serve more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia.

Income-statement information by business unit is available on Sempra Energy's Web site at http://www.sempra.com/downloads/3Q2006_Table_All.pdf.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries; capital markets conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company’s Web site, www.sempra.com

Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission.  Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2006	2005	2006	2005
	(Unaudited)
Operating revenues
Sempra Utilities	$1,494	$1,495	$5,190	$4,783
Sempra Global and parent	1,200	1,215	3,326	2,797
Total operating revenues	2,694	2,710	8,516	7,580

Operating expenses
Sempra Utilities:
Cost of natural gas	412	547	2,077	2,060
Cost of electric fuel and purchased power	203	146	566	437
Other cost of sales	716	709	1,936	1,796
Other operating expenses	657	705	1,979	1,758
Litigation expense	12	325	43	341
Depreciation and amortization	163	152	491	466
Franchise fees and other taxes	67	59	208	181
Losses (gains) on sale of assets, net	(2)	(99)	1	(104)
Total operating expenses	2,228	2,544	7,301	6,935
Operating income	466	166	1,215	645
Other income, net	376	19	375	24
Interest income	34	28	73	50
Interest expense	(90)	(74)	(273)	(220)
Preferred dividends of subsidiaries	(2)	(2)	(7)	(7)
Income from continuing operations before income taxes and
equity in earnings of certain unconsolidated subsidiaries	784	137	1,383	492
Income tax expense (benefit)	257	(63)	461	(22)
Equity in earnings of certain unconsolidated subsidiaries	16	16	40	42
Income from continuing operations	543	216	962	556
Discontinued operations, net of income tax	110	5	319	9
Net income	$653	$221	$1,281	$565

Basic earnings per share:
Income from continuing operations	$2.11	$0.85	$3.76	$2.28
Discontinued operations, net of income tax	0.43	0.02	1.25	0.04
Net income	$2.54	$0.87	$5.01	$2.32
Weighted-average number of shares outstanding (thousands)	257,487	252,974	255,834	243,342

Diluted earnings per share:
Income from continuing operations	$2.07	$0.84	$3.69	$2.22
Discontinued operations, net of income tax	0.42	0.02	1.23	0.04
Net income	$2.49	$0.86	$4.92	$2.26
Weighted-average number of shares outstanding (thousands)	262,102	257,370	260,587	249,874
Dividends declared per share of common stock	$0.30	$0.29	$0.90	$0.87

The statements above reflect the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage.

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in millions)	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,501	$769
Restricted cash	165	12
Accounts receivable	702	1,145
Deferred income taxes	336	134
Interest receivable	43	29
Trading-related receivables and deposits, net	2,754	3,370
Derivative trading instruments	4,278	4,502
Commodities owned	2,025	2,498
Regulatory assets	217	255
Inventories	300	205
Other	269	297
Current assets of continuing operations	12,590	13,216
Current assets of discontinued operations	145	611
Total current assets	12,735	13,827

Investments and other assets:
Due from unconsolidated affiliates	21	21
Regulatory assets arising from fixed-price contracts and other derivatives	364	398
Other regulatory assets	707	713
Nuclear decommissioning trusts	669	638
Investments	1,062	1,091
Sundry	808	802
Total investments and other assets	3,631	3,663
Property, plant and equipment, net	12,680	11,756
Total assets	$29,046	$29,246

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$411	$1,043
Accounts payable	1,256	1,394
Income taxes payable	132	86
Trading-related payables	3,192	4,127
Derivative trading instruments	2,903	3,246
Commodities sold with agreement to repurchase	488	634
Dividends and interest payable	153	140
Regulatory balancing accounts, net	349	192
Fixed-price contracts and other derivatives	100	130
Current portion of long-term debt	842	98
Other	796	1,012
Current liabilities of continuing operations	10,622	12,102
Current liabilities of discontinued operations	174	151
Total current liabilities	10,796	12,253
Long-term debt	4,416	4,815

Deferred credits and other liabilities:
Due to unconsolidated affiliate	162	162
Customer advances for construction	123	110
Postretirement benefits other than pensions	122	121
Deferred income taxes	355	214
Deferred investment tax credits	68	73
Regulatory liabilities arising from removal obligations	2,388	2,313
Asset retirement obligations	996	958
Other regulatory liabilities	220	200
Fixed-price contracts and other derivatives	368	400
Deferred credits and other	1,377	1,288
Total deferred credits and other liabilities	6,179	5,839
Preferred stock of subsidiaries	179	179
Shareholders' equity	7,476	6,160
Total liabilities and shareholders' equity	$29,046	$29,246

The statements above reflect the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

	Nine months ended
	September 30,
(Dollars in millions)	2006	2005
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations	$962	$556
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	491	466
Losses (gains) on sale of assets	1	(104)
Impairment losses	3	12
Deferred income taxes and investment tax credits	(56)	(169)
Equity in income of unconsolidated subsidiaries	(380)	(46)
Tax benefits from share-based awards	(18)	-
Other	73	45
Quasi-reorganization resolution	12	-
Net changes in other working capital components	263	(328)
Changes in other assets	41	(2)
Changes in other liabilities	12	335
Net cash provided by continuing operations	1,404	765
Net cash used in discontinued operations	(13)	(70)
Net cash provided by operating activities	1,391	695

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(1,341)	(940)
Proceeds from sale of assets from continuing operations	36	275
Expenditures for investments	(126)	(80)
Distribution from investment	104	-
Purchases of nuclear decommissioning and other trust assets	(500)	(200)
Proceeds from sales by nuclear decommissioning and other trusts	476	168
Increase in restricted cash balance	(153)	3
Dividends received from unconsolidated affiliates	410	49
Other	(27)	(12)
Net cash used in continuing operations	(1,121)	(737)
Net cash provided by (used in) discontinued operations	778	(18)
Net cash used in investing activities	(343)	(755)

Cash Flows from Financing Activities:
Common dividends paid	(203)	(193)
Issuances of common stock	89	692
Repurchases of common stock	(12)	(95)
Issuances of long-term debt	422	255
Redemption of mandatorily redeemable preferred securities	-	(200)
Payments on long-term debt	(81)	(207)
Decrease in short-term debt, net	(632)	(97)
Financing transaction related to Sempra Financial	83	-
Tax benefits from share-based awards	18	-
Other	(2)	(3)
Net cash provided by (used in) continuing operations	(318)	152
Net cash provided by (used in) discontinued operations	2	(7)
Net cash provided by (used in) financing activities	(316)	145
Increase in cash and cash equivalents	732	85
Cash and cash equivalents, January 1	769	415
Cash and cash equivalents, September 30	$1,501	$500

The statements above reflect the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2006	2005	2006	2005
Net Income
Sempra Utilities:
San Diego Gas & Electric	$70	$102	$182	$190
Southern California Gas	61	36	168	163
Total Sempra Utilities	131	138	350	353

Sempra Global:
Sempra Commodities	105	161	290	216
Sempra Generation*	265	24	322	91
Sempra Pipelines & Storage*	19	19	58	48
Sempra LNG	(13)	(5)	(35)	(15)
Total Sempra Global	376	199	635	340

Parent & Other	36	(121)	(23)	(137)

Continuing Operations	543	216	962	556

Discontinued Operations, Net of Income Tax	110	5	319	9

Consolidated Net Income	$653	$221	$1,281	$565

* Excludes amounts now classified as discontinued operations.

CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2006	2005	2006	2005
Capital Expenditures and Investments
Sempra Utilities:
San Diego Gas & Electric	$157	$146	$880	$342
Southern California Gas	91	99	284	245
Total Sempra Utilities	248	245	1,164	587

Sempra Global:
Sempra Generation	2	110	37	193
Sempra Commodities	13	32	43	61
Sempra Pipelines & Storage	66	3	212	10
Sempra LNG	121	43	466	156
Total Sempra Global	202	188	758	420

Parent & Other	4	7	(455)	13

Consolidated Capital Expenditures and Investments	$454	$440	$1,467	$1,020

The statements above reflect the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
SEMPRA UTILITIES	2006	2005		2006	2005

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$700	$596		$2,078	$1,747
SoCalGas (excludes intercompany sales)	$794	$899		$3,112	$3,036

Gas Sales (Bcf)	62	67		292	290
Transportation and Exchange (Bcf)	165	142		419	381
Total Deliveries (Bcf)	227	209		711	671

Total Gas Customers (Thousands)				6,446	6,358

Electric Sales (Millions of kWhs)	5,022	4,300		12,897	11,988
Direct Access (Millions of kWhs)	915	865		2,569	2,493
Total Deliveries (Millions of kWhs)	5,937	5,165		15,466	14,481

Total Electric Customers (Thousands)				1,350	1,333

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,470	4,557	(1)	14,054	12,131	(1)

(1)	Revised to exclude the Twin Oaks, Coleto Creek and Topaz power plants.

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy.)
Natural Gas Sales (Bcf)
Argentina	89	88		208	210
Mexico	13	12		34	33
Chile	1	1		2	2
Natural Gas Customers (Thousands)
Argentina				1,527	1,488
Mexico				100	98
Chile				39	37
Electric Sales (Millions of kWhs)
Peru	1,166	1,058		3,488	3,185
Chile	385	511		1,562	1,752
Electric Customers (Thousands)
Peru				780	762
Chile				532	518

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended			Nine months ended
	September 30,			September 30,
Margin* (Dollars in millions)	2006	2005		2006	2005
Geographical:
North America	$233	$254		$839	$548
Europe/Asia	128	119		152	113
Total	$361	$373		$991	$661

Product Line:
Gas	$146	$121		$430	$122
Power	116	110		327	234
Oil - Crude & Products	27	89		113	160
Metals	53	3		78	42
Other	19	50		43	103
Total	$361	$373		$991	$661

* Margin consists of net revenues less related costs (primarily brokerage, transportation and storage) plus or minus net interest expense/income, and is used by management in evaluating its geographical and product line performance.

	Three months ended			Nine months ended
	September 30,			September 30,
Effect of EITF 02-03 (Dollars in millions)	2006	2005		2006	2005

Mark-to-Market Earnings **	$86	$153		$329	$282
Effect of EITF 02-03 ***	19	8		(39)	(66)
GAAP Net Income	$105	$161		$290	$216

** Represents the fair market value of all commodities transactions.  This metric is a useful measurement of profitability because it simultaneously recognizes changes in the various components of transactions and reflects how the business is managed.

*** Consists of the income statement effect of not recognizing changes in the fair market value of certain physical inventories and capacity contracts for transportation and storage.

	Fair
	Market Value
	September 30,	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	2006	0 - 12	13 - 24	25 - 36	> 36
Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$1,309	$480	$546	$159	$124
Prices provided by other external sources	70	(4)	2	-	72
Prices based on models and other valuation methods	(13)	-	-	-	(13)
Total OTC Fair Value (1)	1,366	476	548	159	183

Maturity of OTC Fair Value - Cumulative Percentages		34.8%	75.0%	86.6%	100.0%

Exchange Contracts (2)	(45)	156	(71)	(11)	(119)

Total Net Unrealized Revenue at September 30, 2006	$1,321	$632	$477	$148	$64

Net Unrealized Revenue - Cumulative Percentages		47.8%	84.0%	95.2%	100.0%

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received or (paid) associated with open Exchange Contracts

	September 30,	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2006	2005
Commodity Exchanges	14%	2%
Investment Grade	60%	75%
Below Investment Grade	26%	23%

	Three months ended			Nine months ended
	September 30,			September 30,
Risk Adjusted Performance Indicators (Mark-to-Market Basis)	2006	2005		2006	2005
VaR at 95% (Dollars in millions) (1)	$11.1	$12.8		$15.8	$10.3
VaR at 99% (Dollars in millions) (2)	$15.6	$18.0		$22.3	$14.6
Risk Adjusted Return on Capital (RAROC) (3)	36%	38%		33%	36%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level

Physical Statistics
Natural Gas (BCF/Day)	11.8	11.7		12.0	11.5
Electric (Billions of kWhs)	126.1	107.0		350.0	300.8
Oil & Liquid Products (Millions Bbls/Day)	0.6	0.7		0.7	0.9